UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 13, 2019
(Date of Report - date of earliest event reported)

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34949 (Commission File Number)	98-0597776 (I.R.S. Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania (Address of Principal Executive Offices)		18974 (Zip Code)

(604) 419-3200
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 13, 2019, Koert VandenEnden, Chief Accounting Officer of Arbutus Biopharma Corporation (the “Company”), announced his intention to resign as Chief Accounting Officer of the Company in order to pursue a new opportunity. Mr. VandenEnden’s resignation will be effective March 31, 2019.
David C. Hastings, the Company’s Chief Financial Officer, has been appointed as the Company’s principal accounting officer, effective as of Mr. VandenEnden’s resignation on March 31, 2019. Mr. Hastings will serve as the Company’s principal accounting officer in addition to continuing his role as the Company’s Chief Financial Officer.
Mr. Hastings, age 57, has served as the Company’s Chief Financial Officer since June 2018. Mr. Hastings previously served as the Chief Financial Officer and Executive Vice President of Incyte Corporation (a life sciences company with a focus on oncology) from 2003 until 2014. During this time, Mr. Hastings oversaw all financial aspects as Incyte transitioned from research and development to commercialization following the launch of Jakafi® (ruxolitinib). Mr. Hastings also previously served as Vice President, Chief Financial Officer and Treasurer of ArQule Inc. During his tenure at ArQule, he played an important role in ArQule's transition into a drug discovery and development organization, and in two strategic acquisitions, including the purchase of Cyclis Pharmaceuticals Inc. Prior to that, Mr. Hastings was with Genzyme Corporation as its Vice President and Corporate Controller, and with Sepracor, Inc. where he was Director of Finance. Most recently, Mr. Hastings served as the Chief Financial Officer and Senior Vice President of Unilife Corporation (a medical device company) from 2015 to 2017 and as its Chief Accounting Officer and Treasurer from 2016 to 2017. Mr. Hastings was an executive officer of Unilife Corporation when it filed for voluntary bankruptcy in April 2017. Mr. Hastings currently serves on the Board of Directors and chairs the Audit Committees of Scynexis, Inc. (Nasdaq: SCYX), VBL Therapeutics, Inc. (Nasdaq: VBLT), and Entasis Therapeutics, Inc. (Nasdaq: ETTX).
No new compensatory arrangements will be entered into with Mr. Hastings in connection with his appointment as the Company’s principal accounting officer.
Mr. Hastings was not appointed as the Company’s principal accounting officer pursuant to any arrangement or understanding with any other person. Mr. Hastings does not have any family relationships with any executive officer or director of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2019

ARBUTUS BIOPHARMA CORPORATION

By:	/s/ Mark J. Murray, Ph.D.

Name:	Mark J. Murray, Ph.D.

Title:	President and Chief Executive Officer